UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2016, the Board of Directors of NVR, Inc. (the “Company”) approved amendments to the Company’s Bylaws (the “Amended and Restated Bylaws”) regarding proxy access. Article 3.16 of the Amended and Restated Bylaws has been amended to establish the required ownership percentage that an Eligible Shareholder must own to nominate a person for election to the Board of Directors at 3% of the Company’s outstanding common stock. Additionally, the Company has amended the definition of continuous ownership of shares as it relates to loaned shares, to require that an Eligible Shareholder have the right to recall such loaned shares within 5 business days. This description of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Exhibit Description

3.1	Amended and Restated NVR, Inc. Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: March 17, 2016	By:	/s/ Daniel D. Malzahn
	Name:	Daniel D. Malzahn
	Title:	Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1	Amended and Restated NVR, Inc. Bylaws